49452v1

                                                   RECEIVED
                                                 April 30, 2002
                                          Secretary of the Commonwealth
                                              Corporations Division


                          CERTIFICATE OF THE SECRETARY

                                       of

                             NEW CENTURY PORTFOLIOS


                      RESOLUTIONS CHANGING THE NAME OF THE
             "NEW CENTURY ALTERNATIVE INVESTMENT PORTFOLIO" TO THE
                 "NEW CENTURY ALTERNATIVE STRATEGIES PORTFOLIO"


     As the Secretary of New Century Portfolios, a Massachusetts business trust (the "Trust"), the undersigned does hereby certify that the Board of Trustees of the Trust, meeting in accordance with Article V of the By-Laws of the Trust, did adopt the attached resolutions at a Special Meeting of the Trustees held on April 29, 2002, and in connection therewith does certify that:

     1. She is the duly elected and acting Secretary of the Trust.

     2. Attached hereto and incorporated by reference into the Declaration of Trust of the Trust, made on February 1, 1990, (the "Declaration"), pursuant to
Article XII, Section 12.6 of the Declaration, is a true and complete copy of resolutions adopted by the Board of Trustees of the Trust (the "Resolutions") re-designating the "New Century Alternative Investment Portfolio" series of the Trust as the "New Century Alternative Strategies Portfolio."

     3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on April 29, 2002, at which a quorum was present and acting throughout and have not been modified, rescinded or revoked and are in full force and effect as of the date hereof.

     4. The Resolutions shall have the force and effect of an Amendment to the Declaration of the Trust.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be singed on this 30th day of April, 2002.


                              NEW CENTURY PORTFOLIOS

                              /S/ ELLEN M. BRUNO

                              Ellen M. Bruno, Secretary
                              New Century Portfolios


                                               Secretary of the
                                                 Commonwealth
                                               02APR30  PM 2:58
                                             CORPORATION DIVISION

49449v1

               Agenda for Special Telephonic Meeting of the Board of Trustees
                            Of New Century Portfolios
                               Held April 29, 2002

                                   ----------------------

I. Approval of change of name of the "New Century Alternative Investment Portfolio" to the "New Century Alternative Strategies Portfolio," and authorization of the execution and filing of documents implementing the same.

      It is proposed that the Board of Trustees of New Century Portfolios (the "Trust"), acting at a meeting at which a quorum is present and voting, approve of the adoption of the resolutions set forth below to change the name of the newest portfolio of the Trust:

Approval of Change of Name


     WHEREAS, Article XII, Section 12.6 of the Declaration provides that the Trust may be amended by the Trustees at any time except for those provisions which cannot be amended without beneficial shareholder's approval; and

     WHEREAS, on March 14, 2002, the Trustees approved of the Fourth Amendment to the Declaration which created a new portfolio of shares under the name "New Century Alternative Investment Portfolio," with such series of shares to have the same rights and preferences set forth in the Declaration in respect of each of the Trust's other series; and

     WHEREAS, the Trustees now propose to change the name of the new portfolio prior to the issuance of any shares of such portfolio;


     NOW, THEREFORE, IT IS HEREBY


     RESOLVED, that effective as of April 29, 2002, the Declaration of the Trust be, and it hereby is, amended by the Trustees to rename the authorized shares of the Trust previously designated as the "New Century Alternative Investment Portfolio" as shares of the "New Century Alternative Strategies Portfolio. In furtherance thereof, the Trustees hereby declare that Article V, Section 5.2, Paragraph 1 of the Declaration of Trust be amended to read as follows:

          5.2 Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Section 5.1 to establish and designate any further series of shares, the name of the "New Century
     Alternative  Investment  Portfolio"  is  re-designated  as the "New Century
     Alternative Strategies Portfolio" by the Trustees. Therefore, the five series of shares of the Trust that have been established and designated by the Trustees are as follows:

                "New Century Alternative Strategies Portfolio";
                "New Century Aggressive Portfolio";
                "New Century International Portfolio";
                "New Century Capital Portfolio"; and
                "New Century Balanced Portfolio."

     and it is further

     RESOLVED, that the appropriate officers of the Trust be, and each hereby is, authorized and directed to do or cause to be done all such other acts and to make, execute, deliver and file, in the name and on behalf of the Trust, any and all further instruments, certificates, and other documents, and amendments thereto, including the filing of a Certificate of the Secretary of the Trust that shall attest to the resolutions adopted at this special meeting, with such Certificate to serve as the Fifth Amendment to the Declaration of the Trust upon it filing with the Commonwealth of Massachusetts, and to perform such other acts as they, or any of them, determine, upon the advice of Trust counsel, to be necessary and desirable to complete the re-designation of the "New Century Alternative Investment Portfolio" as the "New Century Alternative Strategies Portfolio," and to carry out the intent of the foregoing resolutions, such determination to be conclusively evidenced by such action, instruments, certificates, other documents and amendments thereto.